Michal S. Tamer
                        5805 Sepulveda Blvd., 8th Floor
                               Van Nuys, CA 91411




                               September 24, 2001


GenesisIntermedia, Inc.
5805 Sepulveda Blvd., 8th Floor
Van Nuys, CA 91411

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

     I have examined the Registration Statement on Form S-3 proposed to be filed with the Securities and Exchange Commission (the "Commission") on or about September 24, 2001 (as such may be amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 6,467,740 shares of common stock, par value $.001 per share (the "Shares") of GenesisIntermedia, Inc. (the "Company"). The Shares are to be sold by the selling stockholders as described in such Registration Statement. All of the Shares being sold by the selling stockholders were or will be sold by the Company and Ramy El-Batrawi to the selling stockholders and thereafter will be sold by the selling stockholders to the public. I have examined the proceedings taken and proposed to be taken by the Company in connection with the issuance and sale of the shares.

     Based on the foregoing, it is my opinion that the registration and issuance of the Shares have been duly authorized and that the Shares that have been issued are legally and validly issued, fully paid and non-assessable and that, upon conclusion of the proceedings to be taken prior to the issuance of the Shares issuable upon exercise of the warrants, when issued and sold in the manner described in the Registration Statement, including payment of the exercise price for the warrants, will be legally and validly issued, fully paid and non-assessable.

     I consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of my name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, as such may be further amended or supplemented, or incorporated by reference in any Registration Statement relating to the prospectus filed pursuant to Rule 462(b) of the Act. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.


                                   Very truly yours,



                                  /s/  Michel S. Tamer